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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 1996, included in the Form 10-KSB of Mitcham Industries, Inc. for the year ended January 31, 1996, and to the reference to our Firm included under the caption "Experts" in this registration statement.

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
August 20, 1996